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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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        Date of Report (Date of earliest event reported): April 29, 2004

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                        000-21642                35-1617970
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
   of incorporation)                                     Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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


ITEM 5. OTHER EVENTS

Attached  hereto,  and  incorporated  herein by  reference in its  entirety,  as
Exhibit 99.1 is a copy of a press release announcing that ATA Holdings Corp. will explore the use of smaller jets to meet its future growth plans.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated April 29, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ATA Holdings Corp.

Date: April 29, 2004                      By: /s/ David M. Wing
                                                  -------------

                                          Name: David M. Wing
                                          Title: Executive Vice President & CFO

                                  EXHIBIT INDEX

Exhibit No.                Description of the Exhibit

99.1                                Press Release dated April 29, 2004

                     ATA Holdings Corp. Eyes Fleet Expansion

INDIANAPOLIS, April 29, 2004 - ATA Holdings Corp., parent company of ATA (ATA Airlines, Inc., NASDAQ: ATAH), today announced that it will explore the use of smaller jets to meet its future growth plans. While formal negotiations are not yet underway, the carrier has expressed interest in the Boeing 717 and the Embraer 190 aircraft.

"ATA airlines currently flies the largest number of seats on average of any scheduled carrier which is yield-limiting in today's environment", said George Mikelsons, ATA's Chairman, President & CEO. "Operating a fleet of 100 seat aircraft would provide a cost-effective and flexible means of expansion for ATA, while improving unit revenues. Such an aircraft would give us a better balance to our fleet, allowing entry into new, smaller markets as well as providing added frequencies in existing markets."

The airline is presently discussing its fleet and growth plans with its union leadership, and will require an addition to its current cockpit contract rates before formally launching negotiations with the aircraft manufacturers.

Erik Engdahl, ATA MEC Chairman - Air Line Pilots Association said, "The ALPA Flight Deck Crewmembers at ATA are supportive of the Company's forward-looking approach for alternative methods for generating an increase in revenue during these strenuous economic times. Smaller jet service will reduce the over abundance of capacity within our system and also provide much needed service to smaller revenue cities. We consider the Company's move innovative and an opportunity to show new customers the ATA advantage."

Jacki Pritchett, ATA MEC President - Association of Flight Attendants also said, "At ATA, we have a broad experience in just about every service an airline can offer, and only through our continued adaptability and pride for this airline have we weathered successfully through so many storms in this industry. AFA supports this new plan as the perfect strategy to stay in step with the recent demands of our business and remain a strong competitor for many more years to come."

Now celebrating its 31st year of operation, ATA is the nation's 10th largest airline (based on revenue passenger miles) and one of the nation's largest low fare carriers. ATA has the youngest, most fuel-efficient fleet among the major scheduled carriers, featuring the new Boeing 737-800 and 757-300 aircraft. The airline operates significant scheduled service from Chicago-Midway, Hawaii, Indianapolis, New York and San Francisco to over 40 business and vacation destinations, including international destinations such as Cancun, Guadalajara, Montego Bay, Grand Cayman, Puerto Vallarta and Aruba. Stock of ATA Holdings Corp., is traded on the Nasdaq Stock Exchange under the symbol "ATAH." For more information about the Company, visit the web site at www.ata.com.


Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements." These statements are based on ATA Holdings Corp.'s management's current expectations and are naturally subject to uncertainty and changes in circumstances. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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